Exhibit 10.33

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO.  1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 15, 2017 (the “Effective Date”) by and between Midland States Bank, an Illinois banking corporation (the “Bank”, hereinafter referred to as the “Employer”), and James R. Stewart (“Executive”).

RECITALS

A.	The Executive is currently employed as Chief Risk Officer of the Bank and has entered into an Employment Agreement with the Bank, dated as of February 20, 2017 (the “Employment Agreement”).

B.

The Chief Executive Officer of the Bank has recommended, and the Midland States Bancorp, Inc. (the Company”) Compensation Committee has approved, changes to the target Incentive Bonus and long-term incentive bonus percentages for the Executive.

AGREEMENTS

1.

The reference in Section 4(b) of the Employment Agreement to a target Incentive Bonus is hereby amended to “not less than forty percent (40%)”; and a new sentence shall be added as follows: “The long-term incentive bonus percentage for the Executive shall be forty-five percent (45%).”

In all other respects the Employment Agreement shall remain fully in force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MIDLAND STATES BANKJAMES R. STEWART

By:  /s/ Leon J. Holschbach/s/ James R. Stewart

Name:  Leon J. Holschbach[Signature]

Its:  Chief Executive Officer